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                                                                     EXHIBIT 1.1



                PEOPLEFIRST.COM VEHICLE RECEIVABLES OWNER TRUSTS

              PeopleFirst.com Vehicle Receivable Asset-Backed Notes

                           ML ASSET BACKED CORPORATION
                                    Depositor

                             UNDERWRITING AGREEMENT

                                                                December 8, 2000

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

         ML Asset Backed Corporation, a Delaware corporation (the "Depositor"), proposes, from time to time, to form one or more special purpose entities (each, a "Trust") which will issue securities in one or more Series (each, a "Series") under the terms and conditions contained herein and in the applicable Terms Agreement (as hereinafter defined). Each Terms Agreement shall set forth the title of such Series and the aggregate principal amount of securities offered thereunder. The property of each Trust will consist primarily of the ownership of or a security interest in, among other things, (i) a pool of motor vehicle installment loans (the "Loans") for the purchase of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles financed thereby (the "Financed Vehicles"), (ii) certain monies due under the Loans, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under a sale and servicing agreement (the "Sale and Servicing Agreement"), among PeopleFirst Finance, LLC ("PF" or the "Sponsor"), as originator (in such capacity, the "Originator"), the Trust, the Depositor, PF Funding II, LLC (the "Transferor"), PF, as servicer (in such capacity, the "Servicer") and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"), pursuant to which the Loans and other property of the Depositor will be transferred to the Trust and the Loans will be serviced by the Servicer and (vi) all proceeds of the foregoing.

         Each offering of such securities (the "Notes" or the "Offered Securities") will be made through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and other underwriters (collectively, the "Underwriters") for whom Merrill Lynch is acting as representative (the "Representative"). Whenever the Depositor determines to form a Trust and to make an offering of Offered Securities, it will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Offered Securities to, and the purchase and offering thereof by, the Underwriters who execute the Terms Agreement, or have authorized the Representative to enter into such Terms Agreement on their behalf, and agree thereby to become obligated to purchase such Offered Securities from the Depositor. Such Terms Agreement shall specify, among other things, principal balance, notional amount or stated principal balance of each related class or subclass to be issued and their terms not otherwise specified in the Sale and Servicing Agreement, the price at which such Offered Securities are to be purchased by the Underwriters from the Depositor, the aggregate amount of Offered Securities to be purchased by each Underwriter that is a party to such Terms Agreement, and the initial public offering price or the method by which the price at which such Offered Securities are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Representative and the Depositor.


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         Each offering of Offered Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the related Underwriters. Except as otherwise required by the context, all references herein to a Terms Agreement, Closing Time, Indenture, Trust Agreement, Sale and Servicing Agreement, Trust, Underwriter or Underwriters and Loans shall refer to the Terms Agreement, Closing Time, Indenture, Trust Agreement, Sale and
Servicing Agreement, Trust, Underwriter or Underwriters and Loans, as the case may be, relating to the related offering of Offered Securities.

         Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture"), between the Trust and the Indenture Trustee. Each Note will represent an obligation of the Trust. Pursuant to the Indenture, the Trust property will be held by the Indenture Trustee on behalf of the holders of the Notes. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be.

         PF will act as custodian (the "Custodian") for the Receivables Files pursuant to a Custodial Agreement (the "Custodial Agreement") among the Originator, the Servicer, the Transferor, the Owner Trustee, the Indenture Trustee and the Custodian.

         The Offered Securities will have the benefit of a note guaranty insurance policy (the "Policy") issued by Financial Security Assurance Inc. (the "Insurer") pursuant to the terms of an Insurance and Indemnity Agreement (the "Insurance Agreement") among the Insurer, PF, the Transferor and the Issuer.

         The Insurer, the Seller and the Representative will enter into an indemnification agreement (the "Insurer Indemnification Agreement") pursuant to which the Insurer will agree to indemnify the PF Entities, the Depositor and the Underwriters against certain losses, claims, damages or liabilities arising in connection with certain matters and the Underwriters agree to indemnify the Insurer with respect to certain matters.

         The Transferor, the Insurer and Wells Fargo Bank Minnesota, National Association, as indenture collateral agent (the "Collateral Agent") will enter into the Series 2000-2 Supplement (the "Series 2000-2 Supplement") to the Master Reserve Account Agreement dated as of November 1, 1999 (the "Master Agreement") governing the reserve account (the Series 2000-2 Supplement, the Master Agreement and the Series 2000-1 Supplement to the Master Agreement dated as of June 1, 2000, collectively, the "Reserve Account Agreement").

         The Depositor, the Underwriters, PeopleFirst.com Inc. (the "Parent"), PF and the Transferor will enter into an indemnification agreement (the "Depositor Indemnification Agreement") pursuant to which the Parent, PF and the Transferor will agree to indemnify the Depositor and the Underwriters against certain losses, claims, damages or liabilities arising in connection with the Transaction Documents, the Seller Information and the Offered Securities.

         The Indenture, the Sale and Servicing Agreement, the Trust Agreement, the Custodial Agreement, the Depositor Indemnification Agreement, the Policy, the Insurance Agreement and the Reserve Account Agreement are collectively referred to herein as the "Basic Documents." The Parent, PF and the Transferor are collectively referred to herein as the "PF Entities."

         Simultaneously with the issuance of each Series of the Notes, the Depositor will, if specified in the Terms Agreement, cause the Trust to issue Certificates in an aggregate principal amount set forth in the Terms Agreement. Each Trust will be created and the related Certificates will be issued pursuant to a trust agreement (each, a "Trust Agreement"), among the Depositor and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Owner Trustee"). Each Certificate will evidence a

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fractional undivided interest in the Trust and will be subordinated to the Notes to the extent described in the Indenture and Trust Agreement.

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-45336) covering the registration of the Offered Securities under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement, as amended at the date hereof, has become effective and the offering thereof from time to time in accordance with Rule 415 under rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"). Such registration statement, as amended, and the prospectus and the related prospectus supplement that the Depositor has filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations relating to the sale of the Offered Securities offered thereby constituting a part thereof, as from time to time amended or supplemented, including all documents incorporated therein by reference, are respectively referred to as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to
Section 3(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Offered Securities to which it relates. Any information included in the prospectus that is omitted from such registration statement at the time it becomes effective but that is deemed to be part of such registration statement at the time it becomes effective pursuant to paragraph
(a) of Rule 430A of the Securities Act Regulations is referred to as the "Rule 430A Information". Any preliminary prospectus used in connection with the Offered Securities prior to the execution and delivery of the Terms Agreement, is herein called a "preliminary prospectus". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         Section 1. Representations and Warranties.

         (a) Representations and Warranties by the Depositor. The Depositor represents and warrants to the Underwriters as of the date hereof, as of the date of the Terms Agreement and as of the Closing Time referred to in the Terms Agreement, and agrees with the Underwriters, as follows:

                  (i) Compliance with Registration Requirements. The Depositor meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Offered Securities and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act, has been filed with the Commission. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").


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                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at Closing Time, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus (the "Underwriter Information"), the Insurer Information or the Seller Information (each as defined herein).

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Offered Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. Other than any documents of the Insurer, the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty is made as to documents deemed to be incorporated by reference in the Registration Statement as the result of filing any Additional Materials 8-K (as defined in Section 3(l)) at the request of the Underwriters except to the extent such documents accurately reflect or are accurately based upon information furnished by or on behalf of the Depositor to the Underwriters for the purpose of preparing such documents.

                  (iii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to such entity and (C) there has been no material adverse change in the Financial Statements.

                  (iv) Due Organization of the Depositor. The Depositor has been duly formed and is validly existing as a corporation under the laws of the State of Delaware; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its


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         obligations under this Agreement, each Basic Document to which it is a party; and the Depositor is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change or have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

                  (v) Authorization of Agreement. This Agreement has been, and each Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Depositor.

                  (vi) Authorization of Basic Documents. As of the Closing Time, each of the Basic Documents to which the Depositor is a party has been, or will have been, duly authorized, executed and delivered by such entity, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Depositor, enforceable against such entity in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (vii) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed, issued and delivered and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided herein and in the Terms Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (viii) Issuance of the Certificates. The Certificates have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

                  (ix) Description of the Offered Securities and Basic Documents. The Offered Securities and each of the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Prospectus.

                  (x) Absence of Defaults and Conflicts. The Depositor is not in violation of its organizational or charter documents or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject (collectively, "Agreements and Instruments"), except for defaults that would not result in a Material Adverse Change and would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party; and the execution, delivery and performance by the Depositor of this Agreement, each Basic Document to which it is a party, the consummation of the transactions contemplated herein and therein, in the Registration Statement or in the Prospectus and compliance with its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action and do not and will not, whether with or


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         without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") upon any of its property or assets pursuant to the Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or in the aggregate, will not result in a Material Adverse Change and would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party, nor will such action result in any violation of the provisions of its charter or organizational documents or bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations, except for violations that would not result in a Material Adverse Change and would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Depositor.

                  (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be to expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated by this Agreement or any Basic Document to which it is a party or the performance of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

                  (xii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance or the offering and sale of the Offered Securities, (B) the execution, delivery and performance by the Depositor of this Agreement or any Basic Document to which it is a party or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

                  (xiv) Possession of Licenses and Permits. The Depositor possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material


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         Adverse Change or would render a material portion of the Loans unenforceable; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change, would have a material adverse effect on its ability to perform its obligations under each Basic Document to which it is a party or would render a material portion of the Loans unenforceable.

                  (xv) Title to Loans; Payment of Fees. As of the Closing Time, the Trust will have good and marketable title to, and will be the sole owner of each Loan free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture or will be the holder of a first priority security interest in each Loan; all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the execution and delivery of the Loans, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Depositor or the Sponsor.

                  (xvi) Investment Company Act. The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xvii) Incorporation of Representations and Warranties. The representations and warranties of the Depositor in each Basic Document to which it is a party are true and correct in all material respects and are hereby restated for the benefit of the Underwriters and incorporated by reference herein with the same effect as if set forth in full herein.

         (b) Officer's Certificates. Any certificate signed by any officer of the Depositor or any of its respective Affiliates (as defined below) and delivered at the Closing Time to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Depositor or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby. When used in this Agreement, the term "Affiliate" or "Affiliates" shall have the meaning assigned by Rule 501(b) under the Securities Act Regulations.

         Section 2. Sale and Delivery to the Underwriters; Closing.

         (a) Purchase of the Offered Securities. The several commitments of the Underwriters to purchase the Offered Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) Payment. Payment of the purchase price for, and delivery of certificates for the Offered Securities shall be made at the offices of Mayer, Brown & Platt, or at such other place as shall be agreed upon by the Representative and the Depositor, at 10:00 A.M. (New York time) on the date set forth in the applicable Terms Agreement, or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Depositor (such date and time of payment and delivery being called the "Closing Time"). Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not less than five business days following the date of the related Terms Agreement.

         The Offered Securities will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Securities will be represented by book entries on the records of DTC and participating members thereof. Certificates for the Offered Securities shall be made available for examination by the Representative in The City of New York not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time.


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         Delivery of the Offered Securities shall be made against payment of the purchase price by wire transfer of immediately available funds to a bank account designated by the Depositor.

         Section 3. Covenants of the Depositor. The Depositor covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Depositor, subject to Section 3(b), will comply with the requirements of Rule 430A of the Securities Act Regulations, if and as applicable, and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Depositor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.

         (b) Filing of Amendments. The Depositor will give the Representative notice of its intention to file or prepare (i) any amendment to the Registration Statement, (ii) any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise or (iii) any Computational Materials, ABS Term Sheets or Collateral Term Sheets (each as defined in Section 6), will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Depositor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Depositor will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Offered


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Securities as contemplated in this Agreement and the Basic Documents and in the
Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the Terms Agreement; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified, the Depositor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Terms Agreement. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Offered Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

         (g) [INTENTIONALLY OMITTED.]

         (h) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Reports, Statements and Certificates. So long as any Offered Securities are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters associated therewith, upon request, copies of (i) each payment date certificate delivered to the Indenture Trustee pursuant to the Indenture, (ii) the annual statements of compliance, annual independent certified public accountants' reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Basic Documents, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee and (iii) such other information concerning the Depositor, the Trust or the Offered Securities as the Underwriters may reasonably request from time to time.

         (j) Reporting Requirements. The Depositor, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

         (k) Computational Materials. The Depositor will file with the Commission a current report on Form 8-K (an "Additional Materials 8-K") setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets provided to the Depositor by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined in Section 6).

         (l) Corrected Items. In the event that an Underwriter must prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to Section 6(d), the Depositor shall file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two Business Days following receipt thereof.

         Section 4. Payment of Expenses.

         (a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement and the Terms Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement, the preliminary prospectus, the Prospectus and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, the Terms Agreement, any agreement among the Underwriters, each Basic Document and such other documents as may be required in connection with the issuance, offering, purchase, sale or delivery of the Offered Securities, (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates in connection with the transactions contemplated by this Agreement, (v) the qualification of the Offered Securities under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, the Prospectus and any amendments on supplements thereto, (vii) the fees and expenses of the Owner Trustee and the Indenture Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement, and (viii) any fees payable to Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's, and together with Moody's, the "Rating Agencies") in connection with the rating of the Offered Securities.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(a), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Depositor contained in Section 1 or in certificates of any officer of the Depositor or any of its Affiliates delivered pursuant to a Terms Agreement or the provisions hereof, to the performance by the Depositor of its covenants and other obligations hereunder and to the following additional conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Offered Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Accountants' Comfort Letter. At the Closing Time, the Underwriters and the Depositor shall have received from KPMG (i) a letter or letters dated as of the Closing Time, in form and substance as previously agreed to by the Underwriters and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and (ii) a letter dated the date of the Computational Materials, ABS Term Sheets or Collateral Term Sheets, in form and substance as previously agreed to by the Representative and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Representative, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any), provided by the Underwriters to the Depositor for filing on an Additional Materials 8-K, is accurate.

         (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change with respect to the Depositor, whether or not arising in the ordinary course of business, and the Underwriters shall have received certificates of authorized officers of the Depositor, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in
Section 1 are true and correct with the same force and effect as though expressly made at and as of such Closing Time and (iii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

         (d) Opinion of Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Mayer, Brown & Platt, counsel for the Depositor or internal counsel of Merrill, Lynch, Pierce, Fenner and Smith Incorporated, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                  (i) The Depositor has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Depositor.

                  (iii) The Depositor has duly authorized, executed and delivered each Basic Document to which it is a party, and assuming due authorization, execution and delivery by the other parties thereto, each such Basic Document constitutes a valid and binding agreement, enforceable against the Depositor, in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (iv) Upon the due authorization, execution and issuance of the Notes by the Trust, and authentication pursuant to the Indenture and delivery against payment of the consideration specified in the Terms Agreement, the Notes will be enforceable against the Trust in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (v) To such counsel's knowledge, the Depositor possesses such necessary Governmental licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would render any Loan unenforceable by the Depositor, the Trust, the Owner Trustee or the Indenture Trustee.

                  (vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other person (other than those which have already been made, obtained or rendered under the Securities Act, the Securities Act Regulations, the 1939 Act, the 1939 Act Regulations or as may be required under the securities or blue sky laws of the various states and except those which if not made or obtained, will not, in the aggregate, have a material adverse effect on the Depositor) is necessary or required by the Depositor in connection with the authorization, execution, delivery and performance of this Agreement or the Basic Documents to which it is a party or for the issuance, offering, sale or delivery of the Offered Securities.

                  (vii) The execution, delivery and performance by the Depositor of this Agreement, the Basic Documents to which it is a party and the Offered Securities and the consummation of the transactions contemplated in this Agreement, the Basic Documents, and compliance with its obligations hereunder or thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any Lien upon any property or assets of the Depositor pursuant to any Agreement or Instrument, known to such counsel, to which the Depositor (except for Liens permitted by the Basic Documents) is a party or by which it may be bound, or to which any of the property or assets of the Depositor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Change or would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party), nor will such action result in any violation of the provisions of the charter or by-laws of the Depositor, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or properties, assets or operations.

                  (viii) To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Depositor is a party or to which any of their respective properties or assets is subject, before or brought by any court or governmental agency or body, (i) asserting the invalidity of this Agreement, any Basic Document or any Offered Securities, (ii) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by this Agreement or any Basic Document or (iii) that would, if determined adversely to the Depositor, result in a Material Adverse Change or would materially and adversely affect the performance by the Depositor of its respective obligations under any Basic Document to which it is a party or the Offered Securities.

                  (ix) The statements in the Prospectus Supplement under the captions "Summary of the Terms ", "Description of the Notes", "Description of the Certificates", "Description of the Receivables Transfer and Servicing Agreements" and "Certain Legal Aspects of the Receivables", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the States of Delaware or New York have been reviewed by such counsel and provide a fair summary in all material respects.

                  (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

                  (xi) To the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  (xii) The Depositor has granted a valid security interest in the Trust Property and that the security interest of the Trust in the Trust Property is duly perfected, such security interest will be prior to the security interest created under the Uniform Commercial Code as in effect in the State of New York of any other creditor of the Depositor that can be perfected by filing a UCC-1 financing statement.

                  (xiii) The Sale and Servicing Agreement creates the ownership or security interest of the Trust in the Loans, as the case may be; a financing statement with respect to the Loans has been filed with the Secretary of State of the State of Delaware pursuant to the Delaware Uniform Commercial Code, as amended, and with the Secretary of State of the State of New York, pursuant to the New York Uniform Commercial Code, as amended; and no other filings in any jurisdiction or any other actions are necessary to perfect the ownership interest of either Trustee in the Loans against any third parties.

                  (xiv) Pursuant to the New York Uniform Commercial Code, the Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid first priority security interest in the Loans, the security interests in the Financed Vehicles securing the Loans and the proceeds of each of the foregoing.

         (e) Opinion of California Counsel to the PF Entities. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Saxon, Barry, Gardner & Kincannon, special counsel for the PF Entities, in form and substance satisfactory to the Underwriters, substantially to the effect that:

                  (i) PF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. PF has power and authority (a) to own its properties and conduct its business as now conducted by it; (b) to own, contribute, sell, assign and, in its capacity as Servicer, service the Loans and the other Trust Property; and (c) to execute and deliver each Basic Document to which it is a party and to carry out their respective terms.

                  (ii) The execution, delivery, and performance by PF of the Basic Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by PF by all necessary action. The Basic Documents to which PF is a party have been duly executed and delivered by, and each constitutes a legal, valid and binding obligation of, PF, enforceable against PF in accordance with its respective terms.

                  (iii) The execution, delivery and performance by PF of the Basic Documents to which it is a party, the consummation of the transactions contemplated thereby and the compliance with the terms and provisions thereof will not materially conflict with or result in a material breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a material default under or result in the creation or imposition of any Lien (other than as contemplated by the Basic Documents) upon any of its properties pursuant to the terms of, (A) its articles of organization or operating agreement, (B) to the actual knowledge of such counsel, any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound, which breach or default would reasonably be expected to have a material adverse impact on PF or the transactions contemplated by the Basic Documents, (C) any order, writ, judgment, award, injunction or decree binding on PF or (D) any law, rule or regulation applicable to PF.

                  (iv) No consent, approval, authorization, license or other order or action of, or filing or registration with, any federal or California governmental authority, bureau or agency is required in connection with the execution, delivery or performance by PF of the Basic Documents to which it is a party, or the consummation of the transactions contemplated thereby, except as may be required under the 1933 Act and the Rules and Regulations and state securities laws and any filings of UCC financing statements.

                  (v) There are no proceedings or investigations pending or, to such counsel's actual knowledge, after due inquiry of PF's officers, threatened to which PF is a party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over PF, (A) that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, (B) asserting the invalidity of any of the Basic Documents, (C) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by any of the Basic Documents, (D) seeking any determination or ruling that could materially and adversely affect the performance of PF of its obligations under, or the validity or enforceability of, any of the Basic Documents to which it is a party, (E) that may affect materially and adversely the federal or state income, excise, franchise or similar tax attributes of any of the Securities, or (F) that would reasonably be expected to materially adversely affect the interests of the holders of any of the Securities.

                  (vi) PF has all licenses and qualifications necessary in connection with the origination and servicing of the Loans in all States in which Loans assigned to the Issuer were originated and the Loans are in compliance with all requirements of applicable federal, state and local laws in all material respects.

                  (vii) All filings necessary under applicable law to perfect
         (A) the transfer of the Loans by PF to the Transferor and (B) the assignment of the Loans by the Transferor to the Depositor have been made and, provided that PF and the Transferor do not relocate their respective principal places of business, no other filings (other than the filing of continuation statements) need be made to maintain such perfection, and the interest of the Transferor and the Depositor, respectively, will constitute a perfected security or ownership interest prior to any other security or ownership interest that may be perfected by the filing of a financing statement under the UCC.

                  (viii) The statements in the Prospectus under the headings "Summary of Terms -- Tax Status" and "State Tax Consequences" accurately describe the material California corporation franchise tax consequences to Noteholders and Note Owners and, to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                  (ix) Except as described in the Prospectus, the Trust will not be subject to income or franchise taxation in California.

                  (x) Noteholders who are not residents of, or domiciled in, or otherwise subject to taxation in California will not be subject to California income or California franchise taxation in such state solely by reason of being Noteholders.

                  (xi) The Notes will be characterized as debt for California income and franchise tax purposes.

                  (xii) A court applying California law would hold that the standard form of Contract used by PF with Obligors domiciled in the State of California (the "California Contract"), upon negotiation of the check attached thereto, creates a legal, valid, binding and enforceable obligation of the Obligor thereunder in accordance with the terms of the California Contract, and given the existence of such enforceable obligation: (a) a court applying California law would hold that the California Contract creates a valid security interest in the rights of the related Obligor in the related Financed Vehicle (each a "California Financed Vehicle") in favor of PF; and (b) a court applying California law would hold that the California Contract constitutes chattel paper under Article 9 of the UCC.

                  (xiii) Following the assignment by PF to the Transferor of PF's security interest in California Financed Vehicles, the assignment by the Transferor to the Depositor of the Transferor's security interest in the California Financed Vehicles, the assignment by the Depositor to the Trust of the Depositor's security interest in the California Financed Vehicles, and the assignment by the Trust to the Indenture Trustee of the Trust's security interest in the California Financed Vehicles, such security interests will be perfected security interests of first priority in favor of the Transferor, the Depositor, the Issuer and the Indenture Trustee, as applicable.

                  (xiv) The Transferor is registered to transact business as a limited liability company in the State of California.

                  (xv) (i) The blank forms of Loans have been reviewed by such counsel and comply, or complied when in use, in all respects with all applicable disclosure requirements under the Federal Consumer Protection Act, 15 U.S.C. Section 1601 et seq., and Regulation Z issued pursuant thereto, as interpreted in the Official Staff Commentary, and applicable California disclosure laws and (ii) upon consummation of the transactions contemplated by the Basic Documents, the Trust had a perfected security interest in the Financial Vehicles financed under Loans originated in the State of California.

         (f) Opinion of Counsel for the PF Entities. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood, LLP, counsel for the PF Entities, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                  (i) The Parent is duly organized, validly existing and in good standing as a Delaware corporation.

                  (ii) The Parent has the power and authority to execute each Basic Document to which it is a party.

                  (iii) The Parent has duly authorized, executed and delivered each Basic Document to which it is a party.

                  (iv) Assuming the due authorization, execution and delivery by each party thereto (other than the Parent), each of the Basic Documents to which a PF Entity is a party will constitute the legal, valid and binding obligation of such PF Entity, enforceable against such PF Entity in accordance with its terms.

                  (v) Assuming that the Notes have been duly executed and authenticated in accordance with the Indenture and delivered pursuant to the Depositor's instructions and paid for as contemplated by this Agreement and the Terms Agreement, the Notes will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture.

                  (vi) No authorization, consent or approval of, or notice to or filing with, any federal or State of New York governmental authority is required for the execution, delivery and performance by any of the PF Entities of each of the Basic Documents to which such PF Entity is party or the issuance of the Notes or the Certificates, except as may have been made or obtained and except those which, if not made or obtained, will not, in the aggregate, have a material adverse effect on such PF Entity.

                  (vii) The execution and delivery of the Basic Documents to which the Parent or the Transferor is a party and the consummation of the transactions contemplated thereby will not violate or conflict with the provisions of the Certificate of Incorporation or by-laws of the Parent. The execution and delivery of the Basic Documents to which any PF Entity is a party and the consummation of the Transactions contemplated thereby will not (A) result in the imposition of any lien (other than liens arising under the Sale and Servicing Agreement) under, cause the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, the material contracts or agreements of such PF Entity, which an officer of each such PF Entity, as applicable, has represented are all of the material contracts and agreements, other than the Basic Documents, to which any of each such PF Entity, respectively is a party, or by which it is bound, (B) to the best of its knowledge, result in a breach by any PF Entity of any of the terms, conditions or provisions of any order, statute or regulation applicable to such PF Entity of any court, regulatory body or governmental body having jurisdiction over or any of their respective properties or (C) violate any Federal law of the United States of America or law of the State of New York, which is normally applicable to transactions of the type contemplated by the Basic Documents.

                  (viii) To the best of its knowledge, there is no action, suit or proceeding of or before any court or administrative body pending or threatened against any PF Entity (a) asserting the invalidity any of the Basic Documents, (b) seeking to prevent the consummation of the transactions contemplated by the Basic Documents, (c) that would be likely to impair the ability of any PF Entity to perform its obligations under the Basic Documents or (d) that would reasonably be expected to materially and adversely affect the interests of the holders of any of the Notes.

                  (ix) Pursuant to Section 2.1 of the Sale and Servicing Agreement, PeopleFirst has granted either (x) an ownership interest in the Loans and the other Transferor Property and the proceeds thereof in favor of the Transferor or (y) a valid security interest in favor of the Transferor in the Loans, such other items of Transferor Property in which a security interest may be perfected under the New York UCC (collectively, "Transferor UCC Collateral") and the proceeds of the foregoing. We note that pursuant to Section 1-201(37) of the New York UCC, "security interest" includes "any interest of a buyer of accounts or chattel paper which is subject to Article 9."

                  (x) Pursuant to Section 2.3 of the Sale and Servicing Agreement, the Transferor has granted a valid security interest in favor of the Depositor in the Transferor UCC Collateral, all right, title and interest of the Transferor in the Sale and Servicing Agreement and the Custodial Agreement, and the proceeds of the foregoing (collectively, the "Depositor Collateral").

                  (xi) The statements in the Prospectus Supplement under the headings "Description of the Notes," "Description of the Certificates" and "Description of the Trust Agreements" and in the Base Prospectus under the headings "Description of the Securities" and "Description of the Trust Agreements," to the extent they purport to summarize the provisions of the Notes and the Basic Documents, are accurate and fairly summarize such provisions in all material respects.

                  (xii) The Notes and Certificates and each of the Basic Documents conform in all material respects with descriptions thereof contained in the Prospectus.

                  (xiii) The Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein, as to which we express no opinion) complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

                  (xiv) Nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (xv) The Registration Statement has been declared effective under the Securities Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

                  (xvi) The form of Note and Security Agreement (the "Contract") creates a legal, valid, binding and enforceable obligation of the Obligor in accordance with its terms.

                  (xvii) The Contract creates a valid security interest in favor of PeopleFirst in the rights of the Obligor in the Financed Vehicle.

                  (xviii) The Contract constitutes "chattel paper" under Article 9 of the Uniform Commercial Code in effect in the State of New York (the "New York UCC"). Pursuant to Section 9-103 of the New York UCC,
         (i) perfection of a possessory security interest in chattel paper is governed by the law of the jurisdiction in which the chattel paper is located "when the last event occurs on which is based the assertion that the security interest is perfected or unperfected" and (ii) perfection of a non-possessory security interest in chattel paper is governed by the law of the jurisdiction in which the debtor is located.

                  (xix) The provisions of the Reserve Account Agreement are effective to create under New York law, including the UCC, a valid security interest in favor of the Collateral Agent in the Series 2000-1 Reserve Account and in the Transferor's rights in all Security Entitlements credited thereto (including, without limitation, the Transferor's rights in all Reserve Account Eligible Investments Delivered in accordance with the Reserve Account Agreement and credited to the Master Reserve Account).

                  (xx) The Collateral Agent's security interest in the Transferor's interest in any Security Entitlements credited to the Series 2000-1 Reserve Account will continue in the identifiable cash proceeds thereof deposited in the Series 2000-1 Reserve Account and other proceeds credited thereto, subject to the limitations of Section 9-306 of the UCC.

                  (xxi) Under the UCC, no other security interest of any other creditor of the Transferor is or will be equal or prior to the security of the Collateral Agent in the Security Entitlements credited to the Series 2000-1 Reserve Account and proceeds referred to in paragraph (b) above.

                  (xxii) Under the United States Bankruptcy Code, the transfer of the Loans and the proceeds thereof by the Sponsor to the Transferor constitutes a sale and a court would not treat the Loans or the proceeds thereof as assets included in the estate of the Sponsor pursuant to the applicable provisions of the Bankruptcy Code.

         (g) Opinion of special Texas counsel for the Sponsor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Brill & Johnson, special Texas counsel for the Sponsor, in form and substance satisfactory to the Underwriters, substantially to the effect that:

                  (i) Where a validly perfected security interest in a Financed vehicle (i) located in Texas and (ii) subject to the Texas Certificate of Title Act (such vehicles "Texas Financed Vehicles") for which certificate of title has been issued by the county assessor-collector and the note and security agreement relating to such Texas Financed Vehicle are assigned, it is not necessary that the Assignee's name appear on the certificate of title in order to continue the perfection of the security interest assigned as against creditors of the Obligor named in the certificate of title and transferees of the Obligor; and

                  (ii) Upon consummation of the transaction contemplated in the Basic Documents, each of the Transferor, the Depositor, the Issuer, and the Indenture Trustee, as applicable, will have acquired a perfected first priority security interest in the Texas Financed vehicles.

         (h) Opinion of Special Delaware Counsel to the Transferor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, special Delaware counsel to the Transferor, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) The Transferor has been duly formed and is validly existing in good standing as a limited liability Transferor under the laws of the State of Delaware.

                  (ii) The limited liability company agreement (the "LLC Agreement") of the Transferor constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

                  (iii) Under the Delaware Limited Liability Transferor Act, 6 Del. C. Section 18-101, et seq. (the "LLC Act") and the LLC Agreement, the Transferor has all necessary limited liability Transferor power and authority to execute and deliver each of the Basic Documents to which it is a party, and to perform its obligations thereunder.

                  (iv) Under the LLC Act and the LLC Agreement, the execution and delivery by the Transferor of each of the Basic Documents to which it is a party, and the performance by the Transferor of its obligations thereunder, have been duly authorized by all necessary limited liability Transferor action on the part of the Transferor.

                  (v) As to certain bankruptcy matters.

         (i) Opinion of Special Tax and ERISA Counsel to the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, special tax counsel to the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that (i) for federal income tax purposes, the Notes will be considered debt and the Trust will not be an association taxable as a corporation and (ii) the statements in the Prospectus under the caption "Material Federal Income Tax Consequences," "Summary of Terms -- ERISA Considerations," "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

         (j) Opinion of Counsel for Indenture Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Timothy J. Carlin, counsel to the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                  (i) The Indenture Trustee has been duly incorporated and is validly existing as a national banking association and is duly qualified to do business and in good standing under the laws of each jurisdiction in which the performance of its duties under the Indenture would require such qualification and has full corporate power and authority to enter into and perform its obligations under the Indenture.

                  (ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and has full power and authority to perform its obligations thereunder.

                  (iii) The Indenture has been duly and validly authorized, executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

                  (iv) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority (a) asserting the invalidity of each Basic Document to which the Indenture Trustee is a party and (b) which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Basic Documents.

                  (v) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Basic Documents to which the Indenture Trustee is a party.

                  (vi) Each of the Basic Documents to which Indenture Trustee is a party has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of Indenture Trustee enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (vii) The consummation of the transactions contemplated by the terms of the Basic Documents to which the Indenture Trustee is a party do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, (i) the articles of incorporation or bylaws of the Indenture Trustee, (ii) to my knowledge, any indenture or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, (iii) any Minnesota or federal statute or regulation applicable to the Indenture Trustee or (iv) any order known to me of any Minnesota or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Indenture Trustee.

                  (viii) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

         (k) Opinion of special counsel for the Collateral Agent. At the Closing Time, the Underwriters shall have received a favorable opinion dated as of the Closing Time, of Dorsey & Whitney, special counsel to the Collateral Agent, in form and substance satisfactory to the Underwriters, substantially to the effect that:

                  (i) Assuming that the Reserve Account Agreement constitutes a valid grant of a security interest in the Depositary Collateral by the Transferor to the Collateral Agent, the security interest created by the Reserve Account Agreement in favor of the Collateral Agent in the Series 2000-2 Reserve Account and the financial assets therein will be perfected upon Delivery of the Reserve Account Eligible Investments in accordance with Section 3.02(c) of the Reserve Account Agreement. Upon such delivery and compliance, no security interest of any other creditor of the Transferor will be equal or prior to the security interest of the Collateral Agent in such Reserve Account Eligible Investments and any proceeds thereof.

         (l) Opinion of Counsel for Owner Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, counsel to the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

                  (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware and has full corporate trustee power and authority to enter into and perform its obligations under the Trust Agreement.

                  (ii) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel's knowledge without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel's knowledge without independent investigation, of any judgment or order applicable to the Owner Trustee.

                  (iii) To such counsel's knowledge without independent investigation, there are no proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement..

         (m) Opinion of special Delaware counsel to the Trust. At Closing Time, the Underwriters shall have received, the favorable opinion, dated as of the Closing Time, of special Delaware counsel for the Trust, in form and substance satisfactory to the Underwriters, substantially to the effect that:

                  (i) The Trust has been duly formed and is validly existing and in good standing as a business trust under the Delaware Business Trust Act, 12 Del.C. Section 3801, et seq. (the "Act").

                  (ii) Under the Trust Agreement and the Act, the Trust has the power and authority to execute and deliver the Basic Documents to which it is a party, to issue the Notes and the Certificates, to grant the Collateral (as defined in the Basic Documents) to the Indenture Trustee as security for the Notes and to perform its obligations under the Trust Documents.

                  (iii) The Trust has duly authorized, executed and delivered the Basic Documents, the Certificates and the Notes.

                  (iv) When the Certificates are duly executed by the Trust and duly authenticated and delivered to or upon the written order of the Depositor in accordance with the Trust Agreement, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement.

                  (v) Neither the execution, delivery and performance by the Trust of the Basic Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.

                  (vi) Neither the execution, delivery and performance by the Trust of the Basic Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

                  (vii) The Trust Agreement is a legal, valid and binding obligation of the Owner Trustee and the Depositor, enforceable against the Owner Trustee and the Depositor, in accordance with its terms.

                  (viii) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the collateral has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral (as defined in the Sale and Servicing Agreement) that constitutes "chattel paper", "general intangibles" or "accounts" (as such terms are defined in the Delaware UCC) and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under Section 9-312 of the Delaware UCC and temporarily perfected security interests in proceeds under
         Section 9-306 of the Delaware UCC.

                  (ix) Under Section 3805(b) of the Act, no creditor of the Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

         (n) Opinion of Counsel for the Insurer. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of counsel for the Insurer, in form and substance satisfactory to the Underwriters, substantially to the effect that:

                  (i) The Insurer is a stock insurance company duly organized, validly existing, and authorized to transact financial guaranty insurance business under the laws of the State of New York.

                  (ii) The Policy and each Basic Document to which the Insurer is a party have been duly authorized, executed, and delivered by the Insurer.

                  (iii) The Policy and each Basic Document to which the Insurer is a party constitute valid and binding obligations of the Insurer, enforceable against the Insurer in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium, and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of the Insurer and to the application of general principles of equity and subject, in the case of the Indemnification Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities laws.

                  (iv) The Policy is exempt from registration under the Securities Act of 1933, as amended (the "Act").

                  (v) Neither the execution nor delivery by the Insurer of the Policy or any Basic Document to which the Insurer is a party, nor the performance by the Insurer of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the by-laws of the Insurer or, to the best of my knowledge, result in a breach of, or constitute a default under, any agreement or other instrument to which the Insurer is a party or by which it or any of its property is bound or, to the best of my knowledge, violate any judgment, order, or decree applicable to the Insurer of any governmental or regulatory body, administrative agency, court, or arbitrator having jurisdiction over the Insurer (except that, in the published opinion of the Securities and Exchange Commission, the indemnification provisions of the Indemnification Agreement, insofar as they relate to indemnification for liabilities arising under the Act, are against public policy as expressed in the Act and are therefore unenforceable).

         (o) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Clifford Chance Rogers & Wells LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

         (p) Reliance Letters. Counsel to each of the Depositor and the Sponsor shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transaction contemplated hereby or in the Terms Agreement rendered to either Trustee or either Rating Agency.

         (q) Maintenance of Rating. At the Closing Time, the Class A-1 Notes will be rated "P-1" by Moody's and "A-1+" by Standard & Poor's, the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall each be rated "Aaa" by Moody's, and "AAA" by Standard and Poor's and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes, or any other securities of the Depositor, the Sponsor or any of their respective Affiliates by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any other securities of the Depositor, the Sponsor or any of their respective Affiliates.

         (r) Additional Rating Agency Requirements. The Depositor will, to the extent, if any, that the ratings provided with respect to the Offered Securities by a Rating Agency are conditioned upon the furnishing or the taking of any other actions by the Depositor or the Sponsor, furnish such documents and take all such other actions.

         (s) Depositor Indemnification Agreement. The Underwriters shall have received the duly authorized, executed and delivered Depositor Indemnification Agreement from the PF Entities and the Depositor in a form reasonably satisfactory to the Underwriters.

         (t) Insurer Agreements. The Underwriters shall have received the duly authorized, executed and delivered Insurance Agreement, Policy and the Insurer Indemnification Agreement.

         (u) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be satisfactory in form and substance to counsel for the Underwriters.

         Section 6. Investor Information. Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets in connection with an offering of the Offered Securities, subject to the following conditions:

         (a) Such Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

         (b) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

         (c) Each Underwriter shall provide to the Depositor any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the Business Day preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

         (d) In the event that the Depositor or any Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver it to the Depositor for filing pursuant to Section 3(l).

         Section 7. Indemnification.

         (a) Indemnification of Underwriters. The Depositor agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d)) any such settlement is effected with the written consent of the Depositor and the Sponsor; and

                  (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (a) the Underwriter Information, the Insurer Information or the Seller Information (defined below), or any (b) in the case of Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter, any Seller Information, any Insurer Information or Derived Information (as defined below) provided by any Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets.

         (b) Indemnification of the Depositor. The Underwriters severally agree to indemnify and hold harmless the Depositor and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a)(i), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made (i) in the Prospectus (or any amendment thereto), or any preliminary prospectus or the Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by such Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Seller Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets. The Underwriters respective obligations to indemnify pursuant to this Section are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in Schedule A and not joint.

         For purposes of this Agreement, as to each Underwriter, "Derived Information" means such portion, if any, of the information delivered to the Depositor by such Underwriter pursuant to Section 6 for filing with the Commission on an Additional Materials 8-K and:

                  (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and

                  (ii) does not constitute Seller Information.

         "Seller Information" shall mean the information in the preliminary Prospectus Supplement or the Prospectus Supplement under the headings "Summary of Terms-The Issuer," "-Originator," "-Transferor," "-Servicer," "-Custodian," the information concerning the Policy contained in "-Insurer and the Policy," "Risk Factors," "The Trust Fund," "The Receivables Pool," "The Transferor," "The Originator, Servicer and Custodian," "Description of the Notes," "Description of the Certificates," "The Policy," "Description of the Receivables Transfer and Servicing Agreements," and "Certain Legal Aspects of the Receivables" and any computer tape or other written or electronic information furnished to the Depositor or any Underwriter by or on behalf of the Sponsor concerning the assets of the Sponsor used in preparing such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

         "Insurer Information" shall mean the information in the preliminary Prospectus Supplement or the Prospectus Supplement under the headings "The Insurer" and "Incorporation of Certain Documents by Reference," and the information concerning the Insurer contained in "Summary of Terms-Insurer and the Policy."

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Depositor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the Offered Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriters, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Depositor. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in Schedule A and not joint. The obligations of the Depositor are in addition to any other liability it may otherwise have.

         Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Depositor and its Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Depositor and its Affiliates, and shall survive delivery of the Offered Securities to the Underwriters.

         Section 10. Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Sponsor, the Depositor or the Insurer, its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, (iii) if trading in any securities of the Depositor or any of its Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities which it or they are obligated to purchase (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Offered Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations in Schedule A bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Offered Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement either the Representative or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 250 Vesey Street, World Financial Center, New York, New York 10281-1310, attention Syndicate Department; notices to the Depositor shall be directed to 250 Vesey Street, World Financial Center, New York, New York 10281-1310, attention President.

         Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Depositor and its respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor and its respective successors and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal Underwriters any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Depositor and its respective successors, and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal Underwriters and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not effect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Depositor in accordance with its terms.

                                            ML ASSET BACKED CORPORATION,
                                            as Depositor


                                            By: /s/ Robert Little
                                               ---------------------------------
                                               Name:  Robert Little
                                               Title: President




CONFIRMED AND ACCEPTED,
as of the date first above written:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representative of the several Underwriters



By: /s/ Theodore F. Breck
   ---------------------------------------
   Name:  Theodore F. Breck
   Title: Authorized Signatory

                                   SCHEDULE A


                                                          Principal Amount of
Name of Underwriter                                               Notes
-------------------                                       -------------------

Merrill Lynch, Pierce, Fenner & Smith
     Incorporated.................................          $ 208,734,000
Barclays Capital Inc..............................          $ 108,133,000
Credit Suisse First Boston .......................          $ 208,133,000

         Total....................................          $ 525,000,000
                                                            =============

                                                                       EXHIBIT A


                           ML ASSET BACKED CORPORATION
                                   (Depositor)

              PeopleFirst.com Vehicle Receivable Asset-Backed Notes

                                  Series 2000-2


                                 TERMS AGREEMENT

                                                                December 8, 2000

To: ML Asset Backed Corporation, as Depositor under the Sale and Servicing Agreement dated as of December 1, 2000 (the "Sale and Servicing Agreement"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

Re:      Underwriting Agreement dated December 8, 2000.

         Title: PeopleFirst.com Vehicle Receivable Asset-Backed Notes, Series 2000-2.

         Principal Amount: $525,000,000 (approximate; subject to a variance of plus or minus 5%)

         Terms of the Notes:

                                     Original                   Interest Rate
       Class                     Principal Amount                or Formula
       -----                     ----------------               -------------

        A-1                        $ 73,899,000                    6.54%
        A-2                        $200,000,000                    6.37%
        A-3                        $107,000,000                    6.34%
        A-4                        $144,101,000                    6.43%
                          (approximate; subject to a
                        variance of plus or minus 5%)

Ratings:

        Class                      Moody's                 Standard & Poor's
        -----                      -------                 -----------------
         A-1                         P-1                         A-1+
         A-2                         Aaa                          AAA
         A-3                         Aaa                          AAA
         A-4                         Aaa                          AAA

         Servicer: PeopleFirst Finance, LLC (the "Servicer").

         Trustee: Wells Fargo Bank, National Association (the "Trustee").

         Terms of Sale: The purchase price payable by the Underwriters for the Offered Securities is 99.86000%, 99.79637%, 99.72878% and 99.62866% of the
principal amount of the Class A-1 Notes,

Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, respectively, plus accrued interest at the related Interest Rate from the date of initial issuance.

         Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

         The Class A Notes issued pursuant to the Indenture and the Class A Certificates issued pursuant to the Trust Agreement are not subject to this Agreement.

         Underwriting Breakdown:

                                          Class A-1        Class A-2        Class A-3        Class A-4
                                          ---------        ---------        ---------        ---------

Merrill Lynch, Pierce,  Fenner &
     Smith Incorporated ...........     $ 24,633,000     $100,000,000     $ 36,000,000     $ 48,101,000
Barclays Capital ..................     $ 24,633,000     $          0     $ 35,500,000     $ 48,000,000
Credit Suisse First Boston ........     $ 24,633,000     $100,000,000     $ 35,500,000     $ 48,000,000

         Total ....................     $ 73,899,000     $200,000,000     $107,000,000     $144,101,000

Underwriting Commissions:

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriters in connection with the purchase of the Notes.

         The Underwriting discount for the Offered Securities is 0.14000%, 0.20000%, 0.27000% and 0.35000% of the principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, respectively.

         Public offering price and/or method of determining price at which the Underwriters will sell the Notes:

           Class A-1:           100.00000%
           Class A-2:            99.99637%
           Class A-3:            99.99878%
           Class A-4:            99.97866%

         Loans: The motor vehicle installment loans (the "Loans") sold by the Sponsor to the Transferor, and an ownership or a security interest in such Loans transferred by the Transferor to the Depositor and the Depositor to the Trust pursuant to the Sale and Servicing Agreement, dated as of December 1, 2000, among the Sponsor, the Transferor, and Depositor, the Trust and the Indenture Trustee, are more fully described in Exhibit A to the Sale and Servicing Agreement.

         Distribution Dates: The 15th day (or, if such day is not a business day, the next succeeding business day) of each month, commencing with January 16, 2001.

         Delivery Date and Location: 10:00 a.m., New York time, on or about December 15, 2000, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Mayer, Brown & Platt, New York, New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

                                 MERRILL LYNCH & CO.
                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED
                                 as Representative of the several Underwriters



                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:

CONFIRMED AND ACCEPTED
as of the date first written:

ML ASSET BACKED CORPORATION,
as Depositor



By:
   -------------------------
   Name:
   Title:

                                                                       EXHIBIT B



                        FORM OF INDEMNIFICATION AGREEMENT


                              Filed as EXHIBIT 4.7







                                       B-1